EXHIBIT 5.1


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                 August 14, 2001



West Metro Financial Services, Inc.
361 Memorial West Drive
Dallas, Georgia 30132

     Re: REGISTRATION OF UP TO 1,000,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 300,000 SHARES OF COMMON STOCK.

Ladies and Gentlemen:

     We have acted as counsel to West Metro Financial Services, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), of up to 1,000,000 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 300,000 shares of Common Stock.

     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and Warrants are duly authorized, and when the Shares are issued and delivered to investors, and the Warrants are issued and delivered to the organizers, as described in the Registration Statement, the Shares and Warrants will be legally and validly issued, fully paid and non-assessable.


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West Metro Financial Services, Inc.
August 14, 2001
Page 2



     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                Very truly yours,


                                /s/ POWELL, GLODSTEIN, FRAZER & MURPHY


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